UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 2.02.	Results of Operations and Financial Condition.

On October 25, 2023, Morningstar, Inc. (the “Company” or “we”) issued a press release announcing its financial results for the third quarter ended September 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1. Additionally, on October 25, 2023, the Company published a Supplemental Presentation. A copy of the Supplemental Presentation is attached hereto as Exhibit 99.2. The press release and Supplemental Presentation shall be deemed furnished, not filed, for purposes of this Current Report on Form 8-K (this “Report”).

Item 7.01.	Regulation FD Disclosure.

On October 25, 2023, the Company published a Shareholder Letter. The Shareholder Letter is included as Exhibit 99.3 to this Report. The Shareholder Letter shall be deemed furnished, not filed, for purposes of this Report.

The information set forth under Item 2.02, "Results of Operations and Financial Condition" is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For the Company, these risks and uncertainties include, among others, failing to maintain and protect our brand, independence, and reputation; liability related to cybersecurity and the protection of confidential information, including personal information about individuals; compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, investment advisory, ESG and index businesses; failing to innovate our product and service offerings, or anticipate our clients’ changing needs; prolonged volatility or downturns affecting the financial sector, global financial markets, and the global economy and its effect on our revenue from asset-based fees and our credit ratings business; failing to recruit, develop, and retain qualified employees; liability for any losses that result from errors in our automated advisory tools; inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event; failing to realize the expected business or financial benefits of our acquisitions and investments; failing to scale our operations and increase productivity and its effect on our ability to implement our business plan; artificial intelligence and related new technologies may present business, compliance, and reputational risks; failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world; liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products; the potential adverse effect of our indebtedness on our cash flows and financial flexibility; challenges in accounting for complexities in taxes in the global jurisdictions in which we operate that could materially affect our tax rate; failing to protect our intellectual property rights or claims of intellectual property infringement against us; the impact of any litigation, regulatory and other business matters; our new reporting segments and the associated disclosures. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description

99.1	Press Release dated October 25, 2023.
99.2	Supplemental Presentation dated October 25, 2023.
99.3	Shareholder letter dated October 25, 2023.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 25, 2023.
99.2	Supplemental Presentation dated October 25, 2023.
99.3	Shareholder letter dated October 25, 2023.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date:	October 26, 2023	By:	/s/ Jason Dubinsky
		Name:	Jason Dubinsky
		Title:	Chief Financial Officer

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